UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 8, 2009

Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Grandview Road Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 529-6084

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2008, Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), with Adamis Pharmaceuticals Corporation (“Adamis”), a Delaware corporation, and Cellegy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cellegy (“Merger Sub”), providing for the acquisition of Cellegy by Adamis.  The Merger Agreement provides that Merger Sub will merge with and into Adamis, with Adamis becoming a wholly-owned subsidiary of Cellegy and the surviving corporation in the merger.

Section 9.1(b) of the Merger Agreement allows either Cellegy or Adamis to terminate the Merger Agreement if the merger has not been consummated by September 30, 2008.  On November 11, 2008, Cellegy and Adamis entered into an Amendment to Agreement and Plan of Reorganization to extend the September 30, 2008 termination date in Section 9.1(b) to December 31, 2008.  On January 8, 2008, Cellegy and Adamis entered into a second Amendment to Agreement and Plan of Reorganization to extend the December 31, 2008 termination date in Section 9.1(b) to March 31, 2009.  A copy of the Amendment is attached hereto as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Reorganization, dated as of January 8, 2009, by and between Cellegy Pharmaceuticals, Inc. and Adamis Pharmaceuticals Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: January 8, 2009	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)

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